77Q1(d)(1)
Amended and Restated Master Distribution and Individual Shareholder Services
Plan (C Class), effective as of March 1, 2010 (filed electronically as
Exhibit (m)(1) to Post-Effective Amendment No. 56 to the Registration
Statement of the Registrant on February 8, 2010, File No. 33-19589, and
incorporated herein by reference).

77Q1(d)(2)
Amended and Restated Master Distribution and Individual Shareholder
Services Plan (R Class), effective as of March 1, 2010 (filed electronically as Exhibit (m) (2) to Post-Effective Amendment No. 56 to the Registration
Statement of the Registrant on February 8, 2010, File No. 33-19589, and
incorporated herein by reference).

77Q1(d)(4)
Amended and Restated Multiple Class Plan, effective as of March 1, 2010
(filed electronically as Exhibit (n) to Post-Effective Amendment No. 56
to the Registration Statement of the Registrant on February 8, 2010,
File No. 33-19589, and incorporated herein by reference).